EXHIBIT 10.1
EXECUTION VERSION

INCREMENTAL AMENDMENT
(INCREMENTAL-1 LOANS)
THIS INCREMENTAL AMENDMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Amendment”), dated as of April 2, 2015, is entered into by and among NORTEK, INC., a Delaware corporation (the “Borrower”), the Guarantors (as defined in the Credit Agreement (defined below) and identified on the signature pages hereto, and together with the Borrowers, the “Loan Parties”), the incremental term lenders party hereto (the “Incremental-1 Lenders”), and Wells Fargo Bank, National Association, a national banking association, as Administrative Agent on behalf of the Lenders (in such capacity, the “Administrative Agent”).
STATEMENT OF PURPOSE
The Borrower, the banks and other financial institutions party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of April 30, 2014 (the “Credit Agreement”).
The Borrower has requested an Incremental Loan in the aggregate principal amount of $265,000,000 (the “Incremental-1 Loan”) in reliance on subclause (iv)(B) of the first proviso of Section 2.15 of the Credit Agreement.
Subject to the terms and conditions of this Amendment, the Incremental-1 Lenders have severally committed (such several commitments, the “Incremental-1 Loan Commitments”) to make the Incremental-1 Loan.
Section 2.15 of the Credit Agreement provides that the Administrative Agent, the Borrower and the Incremental-1 Lenders may amend the Credit Agreement and the other Loan Documents to effect the Incremental-1 Loan.
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.Capitalized Terms. All capitalized undefined terms used in this Amendment (including, without limitation, in the introductory paragraph and the Statement of Purpose hereto) shall have the meanings assigned thereto in the Credit Agreement.

SECTION 2.Incremental-1 Loan. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Amendment:

(a) The Incremental-1 Loan. Each Incremental-1 Lender severally agrees:
(i)to make its portion of the Incremental-1 Loan equal to its Incremental-1 Loan commitment set forth opposite such Incremental-1 Lender’s name on Schedule 1 hereto (each, an “Incremental-1 Loan Commitment” and, collectively, the “Incremental-1 Loan Commitments”) to the Borrower in a single drawing at any time on or after the Effective Date (the date of such draw, the “Incremental-1 Funding Date”), but on or prior the date that is three months after the Effective Date (such date, the “Incremental-1 Funding Expiration Date”); and

(ii)that effective as of the Effective Date, it (A) shall be an “Incremental-1 Lender” for all purposes of the Credit Agreement and the other Loan Documents, (B) shall perform all of the obligations that are required to be performed by it as such under this Amendment and the other Loan Documents and (C) shall be entitled to the benefits, rights and remedies of a Lender as set forth in the Loan Documents.  Each Incremental-1 Lender acknowledges that it has received copies of the Loan

Documents and has made its own independent investigation and credit evaluation of the Borrower in connection with entering into this Amendment.

(b) Terms Generally. Except as otherwise expressly set forth in this Amendment, (i) the Incremental-1 Loan shall have identical terms as the Loans made on the Closing Date and shall otherwise be subject to the provisions applicable to the Loans, including any provisions restricting the rights, or regarding the obligations, of the Loan Parties or any provisions regarding the rights or obligations of the Lenders, under the Credit Agreement and the other Loan Documents, (ii) each reference to a “Loan” in the Credit Agreement shall be deemed to include the Incremental-1 Loan, and (iii) other related terms will have correlative meanings mutatis mutandis. Without limiting the generality of the foregoing, the parties hereto agree that the Incremental-1 Loan shall (A) bear interest at the same interest rate (including the Applicable Rate and Eurodollar Rate) applicable to the Loans made on the Closing Date, (B) mature on the Maturity Date and (C) share ratably in all payments (including all optional and mandatory prepayments) with the outstanding Loans.

(c) Use of Proceeds. The proceeds of the Incremental-1 Loan shall be used to (i) redeem in full the 2018 Senior Unsecured Notes and (ii) pay related fees, costs and expenses incurred in connection with the transactions contemplated by this Amendment.

(d) Scheduled Repayments. The Borrower shall pay to the Administrative Agent, for the ratable account of the Incremental-1 Lenders, on the last Business Day of each fiscal quarter (commencing on the last Business Day of the first full fiscal quarter ending after the Incremental-1 Funding Date), a principal amount of the Incremental-1 Loan equal to 0.25% times the aggregate principal amount of the Incremental-1 Loan advanced on the Incremental-1 Funding Date (as adjusted from time to time pursuant to Section 2.05(b)(v) of the Credit Agreement), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment. To the extent not previously paid, the Incremental-1 Loan shall be due and payable on the Maturity Date.

(e) Commitment Reductions. The Incremental-1 Loan Commitments shall automatically terminate on the earlier of (i) the Incremental-1 Funding Expiration Date and (ii) the Incremental-1 Funding Date (the “Incremental Commitment Termination Date”). In addition, the Borrower may, upon notice to the Administrative Agent, at any time prior to the Incremental-1 Funding Expiration Date irrevocably reduce or terminate the aggregate Incremental-1 Loan Commitments.

(f) Commitment Fee. Commencing on the Effective Date, the Borrower shall pay to the Administrative Agent, for the ratable account of the Incremental-1 Lenders in accordance with their respective Incremental-1 Loan Commitments, a commitment fee equal to the percentage per annum determined in accordance with the pricing grid below times the actual daily amount of the unutilized aggregate Incremental-1 Commitments then in effect. The commitment fee with respect to the Incremental-1 Loan Commitments shall accrue at all times prior to the Incremental-1 Commitment Termination Date and shall be due and payable in arrears on the Incremental Commitment Termination Date.

Days from the Effective Date	Commitment Fee
0 to 30 days	0.000%
31 days to 60 days	1.375%
61 days and thereafter	3.500%

(g) Prepayment Premium. In the event that, on or prior to date that is six months after the Incremental-1 Funding Date, (i) the Borrower makes any prepayment of the Loans in connection with any Repricing Transaction or (ii) the Borrower effects any amendment, supplement or modification hereof or hereto resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of the Lenders, (A) in the case of clause (i), a prepayment premium of 1% of the amount of the Loans being prepaid and (B) in the case of clause (ii), a payment equal to 1% of the aggregate amount of the Loans outstanding immediately prior to such amendment. The terms of this clause (g) shall be deemed to be an amendment to Section 2.05(a)(ii) of the Credit Agreement with respect to the Loans outstanding on the Incremental-1 Funding Date.

SECTION 3.Incremental Amendment References. In each case for all purposes of the Credit Agreement and each of the other Loan Documents, (a) this Amendment shall constitute an “Incremental Amendment”, (b) the Incremental-1 Loans shall constitute “Incremental Loans” and “Loans” as the context requires; (c) the Incremental-1 Lenders shall constitute “Incremental Lenders” and “Lenders” and (d) each of Wells Fargo Securities, LLC, RBC Capital Markets, UBS Securities LLC and Jefferies Finance LLC (collectively, the “Incremental-1 Arrangers”) shall constitute “Arrangers” as the context requires.

SECTION 4.Conditions Precedent to Effectiveness. The effectiveness of this Amendment shall be subject to the satisfaction or waiver of each of the following conditions precedent (the date on which all such conditions are satisfied, the “Effective Date”):

(a) the Administrative Agent shall have received (i) counterparts of this Amendment duly executed, as applicable, by each of the Loan Parties, the Incremental-1 Lenders and the Administrative Agent and (ii) a duly executed Note for each Incremental-1 Lender that has requested a Note;

(b) no Default or Event of Default shall exist as of the Effective Date before or after giving effect to this Amendment;

(c) the representations and warranties in Section 8 of this Amendment shall be true and correct in all material respects as of the Effective Date (or in all respects to the extent any such representation or warranty is qualified by materiality or Material Adverse Effect);

(d) the Borrower shall deliver to the Administrative Agent (i) a certificate of each Loan Party, in form and substance reasonably satisfactory to the Administrative Agent, dated as of the Effective Date and signed by a Responsible Officer of such Loan Party certifying and attaching the resolutions adopted by such Loan Party, approving or consenting to such Incremental-1 Loan, and (ii) a certificate of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, dated as of the Effective Date and signed by a Responsible Officer of the Borrower certifying that, both before and after giving effect to this Amendment, (A) the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents are true and correct in all material respects (or in all respects to the extent any such representation or warranty is qualified by materiality or Material Adverse Effect) on and as of such Effective Date (except to the extent that such representations and warranties specifically refer to a given date or period, in which case they are true and correct in all material respects (or in all respects to the extent any such representation or warranty is qualified by materiality or Material Adverse Effect) as of the respective date or for the respective period, as the case may be, and except that for purposes of this clause (d), the representations and warranties contained in subsection (a) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clause (a) of Section 6.01 of the Credit Agreement), and (B) no Default or Event of Default exists as of such Effective Date before or after giving effect to this Amendment;

(e) the Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party or is to be a party;

(f) the Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is in good standing (or equivalent thereof) in its jurisdiction of organization;

(g) the Administrative Agent shall have received an opinion of Weil, Gotshal & Manges LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Incremental-1 Lender, in form and substance reasonably satisfactory to the Administrative Agent, with respect to such matters concerning the Loan Parties and this Amendment as the Administrative Agent may reasonably request;

(h) the Administrative Agent shall have received a certificate pursuant to Section 2.15(a)(iv) of the Credit Agreement, in form and substance reasonably satisfactory to the Administrative Agent, signed by a Responsible Officer demonstrating that the Secured Leverage Ratio as of the Effective Date on a pro forma basis after giving effect to the aggregate principal amount of the Incremental-1 Loan does not exceed 3.5 to 1.0;

(i) the Administrative Agent shall have received a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to the Material Real Estate (together with, to the extent applicable, a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and the applicable Loan Party relating thereto);

(j) the Administrative Agent and the Incremental-1 Arrangers shall have been paid or reimbursed for all fees and out-of-pocket charges and other expenses incurred in connection with this Amendment, including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent, in each case to the extent invoiced at least 2 Business Days prior to the Effective Date or as otherwise disclosed on a funds flow approved by the Borrower; and

(k) the Borrower shall have paid to the Incremental-1 Arrangers, for the account of each Incremental-1 Lender, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.

SECTION 5.Conditions Precedent to Funding. The obligation of each Incremental-1 Lender to make its portion of the Incremental-1 Loan shall be subject solely to the satisfaction of each of the following conditions precedent (the date on which all such conditions are satisfied, the “Incremental-1 Funding Date”):

(a) the receipt by the Administrative Agent of a borrowing notice with respect thereto substantially in form attached hereto as Exhibit A; and

(b) the substantially concurrent prepayment or redemption in full of the 2018 Senior Unsecured Notes.

SECTION 6.Mortgage Modifications. To the extent required under applicable Law, or as may be reasonably requested by the Collateral Agent, within sixty (60) days of the Effective Date (as such time period may be extended by the Administrative Agent, in its sole discretion), the Borrower shall deliver, or cause to be delivered, to the Collateral Agent a duly executed modification with respect to each Mortgage encumbering a Mortgaged Property together with modification endorsements to the applicable Mortgage Policy, customary real estate opinion(s) of counsel and such other customary documents reasonably requested by the Collateral Agent in connection with this Amendment (which shall be consistent with requirements set forth in Section 6.18 of the Credit Agreement), all in form and substance reasonably acceptable to the Collateral Agent.

SECTION 7.Reference to and Effect on the Loan Documents. References in the Credit Agreement to “this Amendment” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as amended hereby.

SECTION 8.Representations and Warranties/No Default. By its execution hereof, each Loan Party hereby certifies, represents and warrants to the Administrative Agent, the Incremental-1 Lenders and the Lenders that:

(a) both before and after giving effect to this Amendment, the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents are true and correct on and as of the Effective Date (except to the extent that such representations and warranties specifically refer to a given date or period, in which case they are true and correct as of the respective date or respective period, as the case may be, and except that for purposes of this clause (a), the representations and warranties contained in subsection (a) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clause (a) of Section 6.01 of the Credit Agreement);

(b) no Default or Event of Default has occurred or is continuing or would result after giving effect to this Amendment and the transactions contemplated hereby;

(c) it has all requisite power and authority and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment and each other document executed in connection herewith to which it is a party in accordance with their respective terms and the transactions contemplated hereby; and

(d) this Amendment and each other document executed in connection herewith has been duly executed and delivered by the duly authorized officers of each Loan Party, and each such document constitutes the legal, valid and binding obligation of each such Loan Party, enforceable in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and by general principles of equity.

SECTION 9.Reaffirmations. Each Loan Party (a) consents to this Amendment and agrees that the transactions contemplated by this Amendment shall not limit or diminish the obligations of such Person, or release such Person from any obligations, under any of the Loan Documents to which it is a party, (b) confirms and reaffirms its obligations under each of the Loan Documents to which it is a party and (c) agrees that each of the Loan Documents to which it is a party remain in full force and effect as amended hereby and are hereby ratified and confirmed.

SECTION 10.Other Interpretive Provisions. Each Loan Party, each Incremental-1 Lender and the Administrative Agent agrees that any definition of or reference to any agreement, instrument or other document in the Credit Agreement or other Loan Document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document).

SECTION 11.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

SECTION 12.Counterparts; Integration; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or in “pdf” or similar format by electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 13.USA PATRIOT Act Notice. Each Incremental-1 Lender that is subject to the PATRIOT Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Incremental-1 Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act. The Borrower shall, promptly following a request by the Administrative Agent or any Incremental-1 Lender, provide all documentation and other information that the Administrative Agent or such Incremental-1 Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the PATRIOT Act.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.
BORROWER:

NORTEK, INC.

By: /s/Almon C. Hall
Name: Almon C. Hall
Title: Senior Vice President and
Chief Financial Officer

GUARANTORS:

Anthro Corporation
Barcom Asia Holdings, LLC
Barcom China Holdings, LLC
BNSS GP, Inc.
BNSS LP, Inc.
Broan-Nutone LLC
Broan-Nutone Storage Solutions LP
CES International Ltd.
Core Brands, LLC
Ergotron, Inc.
Gefen, LLC
GTO Access systems, llc
Huntair Middle East Holdings, Inc.
Magenta Research Ltd
NORTEK AIR SOLUTIONS, LLC
Nortek Global HVAC Latin America, Inc.
Nortek Global HVAC LLC
Nortek International, Inc.
Nortek Security & Control LLC
Operator Specialty Company, Inc.
Pacific Zephyr Range Hood, Inc.
Reznor LLC
TV One Broadcast Sales Corporation
Zephyr Ventilation, LLC

By: /s/Almon C. Hall
Name: Almon C. Hall
Title:     Vice President

Nortek, Inc.
Incremental Amendment (Incremental-1 Loans)
Signature Page

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:     /s/Luke Harbinson
Name: Luke Harbinson
Title:    Director

INCREMENTAL-1 LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Incremental-1 Lender

By:
Name:
Title:

Nortek, Inc.
Incremental Amendment (Incremental-1 Loans)
Signature Page

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:     ____________________________
Name:
Title:

INCREMENTAL-1 LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Incremental-1 Lender

By:     /s/ Michael J. Clawson
Name: Michael J. Clawson
Title:    Managing Director

Nortek, Inc.
Incremental Amendment (Incremental-1 Loans)
Signature Page

SCHEDULE 1

INCREMENTAL-1 LOAN
COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Term Loan Commitment	Applicable Percentage
Wells Fargo Bank, National Association	$265,000,000	100%
Total	$265,000,000	100%

EXHIBIT A

INCREMENTAL-1 LOAN BORROWING NOTICE

[SEE ATTACHED]

LOAN NOTICE
[•], 2015
To: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Credit Agreement, dated as of April 30, 2014 (as amended, restated, amended and restated, refinanced, replaced, renewed, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; unless otherwise defined herein, the terms defined therein being used herein as therein defined), among Nortek, Inc., a Delaware corporation (the “Borrower”), each Lender from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent and as Collateral Agent.
The undersigned hereby requests a Borrowing of Incremental-1 Loans.

1.	On [•], 2015 (a Business Day).

2.	In the principal amount of $[•].

3.	Consisting of Eurodollar Rate Loans.

4.	With an Interest Period of [•] months.

[Signature pages follow]

NORTEK, INC.

By:    _________________________________
Name:
Title: